UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2015, the board of directors (the “Board”) of NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”) approved the renewal of the advisory agreement (the “Advisory Agreement”) by and among NorthStar Healthcare, NorthStar Healthcare Income Operating Partnership, LP, NorthStar Healthcare’s operating partnership, NSAM J-NSHC Ltd, NorthStar Healthcare’s advisor (the “Advisor”), and NorthStar Asset Management Group Inc., NorthStar Healthcare’s sponsor. The Advisory Agreement was renewed for an additional one-year term commencing on June 30, 2015 upon terms identical to those in effect through June 30, 2015. Pursuant to the Advisory Agreement, the Advisor will continue to perform day-to-day operational and administrative services for NorthStar Healthcare, including asset management services, acquisition services and stockholder services.

The foregoing descriptions of the Advisory Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Advisory Agreement filed as Exhibit 10.1 to NorthStar Healthcare’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2014, which agreement is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) NorthStar Healthcare held its 2015 annual meeting of stockholders (the “Meeting”) on June 25, 2015. At the close of business on April 2, 2015, the record date for the Meeting, there were 112,354,245 shares of NorthStar Healthcare’s common stock outstanding and entitled to vote. Holders of 63,407,723 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders were as follows:

Proposal 1. At the Meeting, the following individuals were elected to the Board to serve until the 2016 annual meeting of stockholders and until his successor is duly elected and qualified, by the following vote:

Nominees	Votes For	Votes Withheld	Broker Non-Vote

Daniel R. Gilbert	32,209,200	510,656	30,687,867
James F. Flaherty III	32,151,428	568,428	30,687,867
Daniel J. Altobello	32,175,441	544,415	30,687,867
Gregory A. Samay	32,209,765	510,091	30,687,867
Jack F. Smith, Jr.	32,207,346	512,510	30,687,867

Proposal 2. At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as NorthStar Healthcare’s independent registered public accounting firm for the fiscal year ending December 31, 2015, by the following vote:

For	Against	Abstained

62,489,951	320,416	597,356

Item 8.01. Other Events.

On June 25, 2015, the Board adopted an amended and restated NorthStar Healthcare share repurchase program (the “SRP”), which will become effective ten days following written notice to participants. Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the purchase price for shares repurchased under the SRP will continue to be as set forth below until NorthStar Healthcare establishes an estimated per share value of its common stock (the “Valuation Date”). On the Valuation Date and annually thereafter, NorthStar Healthcare will establish an estimated value per share of its common stock based upon an independent appraisal of its assets and liabilities that it will disclose in its annual report that it publicly files with the SEC. Prior to the Valuation Date, unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, NorthStar Healthcare will repurchase shares at a price equal to or at a discount from the purchase price paid for the shares being repurchased as follows:

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Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%
________

(1)	As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock.

After the Valuation Date, unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, NorthStar Healthcare will repurchase shares at 95% of the most recently determined estimated value per share; provided that at any time we are engaged in a primary offering of our shares the repurchase price for our shares will not exceed the primary offering price.

In addition, the SRP provides that NorthStar Healthcare will repurchase shares within two years of the death or qualifying disability of a stockholder at the higher of the price paid for the shares, as adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock, or NorthStar Healthcare’s estimated value per share. A qualifying disability is a disability as such term is defined in Section 72(m)(7) of the Internal Revenue Code that arises after the purchase of the shares requested to be repurchased. The one year holding period does not apply to shares repurchased in connection with a stockholder’s death or qualifying disability.

The Board may amend, suspend, or terminate the SRP at any time in its sole discretion, provided that any amendment that adversely affects the rights or obligations of a participant will take effect upon 10 days’ prior written notice (or ten business days’ prior written notice if related to a change in the number of shares that can be repurchased in a calendar year).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: July 1, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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